EXHIBIT 24.1

                                October 24, 1996


Mr. W. L. Westbrook                           Mr. Wayne Boston
The Southern Company                          Southern Company Services, Inc.
270 Peachtree Street, N.W.                    64 Perimeter Center East
Atlanta, GA  30303                            Atlanta, GA  30346


Dear Sirs:

         Gulf Power Company proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933 with respect to preferred securities of a statutory business trust or trusts (or other special purpose entity or entities) and the related guarantee or guarantees and debt instruments of Gulf Power Company in an aggregate amount of up to $60 million.

         Gulf Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and appropriate amendment or amendments thereto (including post-effective amendments), to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

         Gulf Power Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

         The undersigned directors and officers of Gulf Power Company hereby authorize you or any one of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

                                        Yours very truly,

                                        GULF POWER COMPANY



                                        By /s/Travis J. Bowden
                                              Travis J. Bowden
                                                President and
                                           Chief Executive Officer

             /s/Travis J. Bowden                      /s/Joseph K. Tannehill
                Travis J. Bowden                         Joseph K. Tannehill



             /s/Paul J. DeNicola                      /s/Arlan E. Scarbrough
                Paul J. DeNicola                         Arlan E. Scarbrough



             /s/Fred C. Donovan                       /s/Warren E. Tate
                Fred C. Donovan                          Warren E. Tate


             /s/W. Deck Hull, Jr.
                W. Deck Hull, Jr.




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                                     - 3 -

Extract from minutes of meeting of the board of directors of Gulf Power Company.

                             - - - - - - - - - - - -

          RESOLVED FURTHER, That for the purpose of signing and filing with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933 with respect to preferred securities of a statutory business trust or trusts (or other special purpose entity or entities) and the related guarantee or guarantees and debt instruments of Gulf Power Company, and of amending such Registration Statement or remedying any deficiencies with respect thereto by appropriate amendment or amendments (both before and after such Registration Statement becomes effective), Gulf Power Company, the members of its Board of Directors and its Officers are authorized to give their several powers of attorney to W. L. Westbrook and Wayne Boston in substantially the forms of power of attorney presented to this meeting.

                             - - - - - - - - - - - -

         The undersigned officer of Gulf Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the Board of Directors of Gulf Power Company, duly held on October 24, 1996, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  January 3, 1997                    GULF POWER COMPANY



                                          By /s/Wayne Boston
                                                Wayne Boston
                                             Assistant Secretary